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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders of
Consep, Inc. and Subsidiaries;

        We consent to incorporation by reference in the Registration Statement on Form S-8 for the 1997 Stock Incentive Plan dated July 28, 1997 of Consep, Inc. and Subsidiaries of our report dated February 5, 1997, which report appears in the December 31, 1996 Annual Report on Form 10-K of Consep, Inc. and Subsidiaries.


Portland, Oregon
July 28, 1997

                                    /s/ KPMG PEAT MARWICK LLP

                                    KPMG PEAT MARWICK LLP